As filed with the Securities and Exchange Commission on June 8, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-1995548
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
2200 Pennsylvania Ave., N.W., Suite 800W
Washington, D.C. 20037-1701
(Address of principal executive offices) (Zip code)

Amended and Restated Danaher Corporation Omnibus Incentive Plan
(Full title of the plan)

James F. O’Reilly
Senior Vice President, Deputy General Counsel and Secretary
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
(202)-828-0850
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Danaher Corporation (“Danaher” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 20,000,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the Amended and Restated Danaher Corporation Omnibus Incentive Plan (f/k/a the Danaher Corporation 2007 Omnibus Incentive Plan) (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-219421, filed with the Commission on July 24, 2017, Registration Statement No. 333-213629, filed with the Commission on September 14, 2016, Registration Statement No. 333-207565, filed with the Commission on October 22, 2015 and amended on January 6, 2016, Registration Statement No. 333-190014, filed with the Commission on July 18, 2013, Registration Statement No. 333-175223, filed with the Commission on June 29, 2011, Registration Statement No. 333-159059, filed with the Commission on May 8, 2009, and Registration Statement No. 333-144572, filed with the Commission on July 13, 2007 (collectively, the “Prior Registration Statements”), including all attachments and exhibits thereto and the periodic and current reports that the Registrant filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effectiveness of the Prior Registration Statements, are incorporated herein by reference. The Prior Registration Statements are currently effective.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8	Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Danaher Corporation (incorporated by reference from Exhibit 3.1 to Danaher Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2012)

3.2	Amended and Restated By-laws of Danaher Corporation (incorporated by reference from Exhibit 3.1 to Danaher Corporation’s Current Report on Form 8-K filed September 10, 2025)

4.1	Amended and Restated Danaher Corporation Omnibus Incentive Plan (incorporated by reference from Appendix B to Danaher Corporation’s Proxy Statement on Schedule 14A filed on March 25, 2026)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney

107	Filing Fee Table

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on June 8, 2026.

DANAHER CORPORATION

By:	/s/ Matthew Gugino
Name: Matthew Gugino
Title: Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 8, 2026 in the capacities indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	June 8, 2026
Rainer M. Blair	(Principal Executive Officer)

*	Executive Vice President and Chief Financial Officer	June 8, 2026
Matthew Gugino	(Principal Financial Officer)

*	Vice President and Chief Accounting Officer	June 8, 2026
Christopher M. Bouda	(Principal Accounting Officer)

*	Chairman of the Board and Director	June 8, 2026
Steven M. Rales

*	Chairman of the Executive Committee and Director	June 8, 2026
Mitchell P. Rales

*	Director	June 8, 2026
Feroz Dewan

*	Director	June 8, 2026
Linda Filler

*	Director	June 8, 2026
Charles W. Lamanna

*	Director	June 8, 2026
Teri List

*	Director	June 8, 2026
A. Shane Sanders

*	Director	June 8, 2026
Alan G. Spoon

*	Director	June 8, 2026
Raymond C. Stevens, Ph.D.

*	Director	June 8, 2026
Elias A. Zerhouni, M.D.

*    The undersigned, by signing his name hereto, does hereby sign this report on behalf of each of the above-indicated directors and officers of the registrant pursuant to powers of attorney executed by such directors and officers.

By:    /s/ James F. O’Reilly
James F. O’Reilly,
Attorney-in-fact